UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 13, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On December 14, 2006, Colin Robertson, Executive Vice President, Operations, of Terex Corporation (“Terex” or the “Company”), notified Terex that he will be resigning as an officer of the Company. Terex and Mr. Robertson have entered into a Letter Agreement with respect to his resignation dated as of December 15, 2006 (the “Robertson Letter”). A copy of the Robertson Letter is filed as Exhibit 10.1 to this Form 8-K, and the following summary is qualified in its entirety by reference to the Robertson Letter. Pursuant to the Robertson Letter, Mr. Robertson will remain an employee of the Company through April 2, 2007, and all compensatory terms of his employment will remain the same through April 2, 2007.

(e) (i) The Board of Directors (the “Board”) and the stockholders of Terex previously adopted the Terex Corporation 2004 Annual Incentive Compensation Plan (the “Annual Plan”), which provides for incentive compensation in the form of an annual bonus to key executives of Terex upon satisfaction of certain performance measures. Terex has previously filed the Annual Plan with the Securities and Exchange Commission (“SEC”). On December 13, 2006, the Compensation Committee of the Board approved the performance measures, and the related percentage of bonus allocable to each such measure, to be applied under the Annual Plan for determining the bonus for its executive officers, including certain of its named executive officers (as defined in the regulations to the Securities and Exchange Act of 1934 (the “1934 Act”)) other than Terex’s Chief Executive Officer (“CEO”), with respect to Terex’s 2007 fiscal year.

The 2007 performance measurements under the Annual Plan focus on Think Terex Performance, Segment Performance, and Individual Performance, each as defined below. The Annual Plan is designed to provide incentive and reward for performance that is consistent with the objectives of Terex. Eligible participants in the Annual Plan will be assigned a bonus target for 2007, which will represent a percentage of their annual base salary, based upon their management level. For participants with functional responsibilities who report directly to either Terex’s CEO or Chief Operating Officer (“COO”) and for participants at the Terex corporate office, 60% of the bonus target will be based on Think Terex Performance and 40% will be based on Individual Performance. For participants who report directly to the Company’s COO and have direct operating responsibility, 40% of the bonus target will be based on Think Terex Performance, 20% will be based on Segment Performance, and 40% will be based on Individual Performance. For all other participants, 20% of the bonus target will be based on Think Terex Performance, 40% will be based on Segment Performance, and 40% will be based on Individual Performance.

Think Terex Performance is based upon a return on invested capital (“ROIC”) measurement determined at the overall Terex level. ROIC will be determined based on the four quarter period starting with the first quarter of 2007. ROIC is defined as the Company’s Consolidated Income from operations divided by the average of its (i) Debt less Cash and cash equivalents plus (ii) Total stockholders’ equity. For this purpose, Debt is calculated using the Company’s balance sheet amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion.

Segment Performance will be based upon an equal rating of cash flow and operating earnings at the operating segment level, with performance measured against approved management-operating plans.

Individual Performance can include all or any combination of segment performance, business unit performance, personal goals, Terex Business Systems goals, as well as other financial and non-financial measurements relating to initiatives in operational excellence, human resources, and business development. The CEO is responsible for determining Individual Performance for each of his direct reports. For other participants, Individual Performance will be determined by the COO or the appropriate manager.

The bonus target percentages and targets for 2007 for each of the Company’s named executive officers, other than the Company’s CEO, are as follows:

Name	Target Percentage of Base Salary	ROIC Target for 2007
Phillip C. Widman	75%	41.9%
Eric I Cohen	60%	41.9%
Robert R. Wilkerson	50%	41.9%

(ii) As previously disclosed, on November 1, 2006, certain executive officers and named executive officers of Terex, including Ronald M. DeFeo, Chairman of the Board and CEO of Terex, were granted restricted stock awards, with each grant including a performance-based award.  Payment of the performance-based award is contingent on the Company achieving a targeted percentage ROIC over five (5) consecutive calendar quarters ending December 31, 2007 (the “Target ROIC”).  On December 13, 2006, the Compensation Committee of the Board set the Target ROIC to be used for determining payment of the above performance-based restricted stock awards at the five quarter average annualized ROIC of 38.8%, based upon Terex’s 2006 and 2007 budgeted numbers.

(iii) On December 13, 2006, the Compensation Committee of the Board and the CEO approved an increase in the salary for Mr. Widman, the Company’s Chief Financial Officer, effective January 1, 2007, from $416,000 per year to $500,000 per year.

Item 8.01. Other Events.

(a) On December 13, 2006, the Board of Terex approved certain changes to the Company's outside directors’ compensation program. In considering changes to the compensation for the Board of Terex, the Compensation Committee of the Company’s Board reviewed a report prepared by the Compensation Committee’s independent compensation consultant. The report presented an analysis of Terex’s outside directors’ compensation program in comparison with a selected group of 29 peer companies, which was the same peer group used to benchmark Terex’s executive compensation.

A summary of the material terms of Terex’s revised outside directors’ compensation program is filed as Exhibit 10.2 to this Form 8-K.

(b) Certain named executive officers of the Company, including Mr. DeFeo, have adopted pre-arranged stock trading plans to sell a portion of the common stock of the Company that they own over time during 2007 as part of their individual long-term investment strategies, including for asset diversification and liquidity purposes.

Rule 10b5-1 of the 1934 Act allows officers and directors of public companies to adopt written stock trading plans when they are not in possession of material, non-public information. Once a Rule 10b5-1 trading plan is established, the insider retains no discretion over sales pursuant to the plan, and trades under the plan can be executed at later dates without regard to any subsequent material non-public information that the insider may receive. All of the stock trading plans put into place by Terex named executive officers were adopted in accordance with guidelines specified under Rule 10b5-1 and the Company’s policies regarding stock transactions.

All sales by named executive officers pursuant to their Rule 10b5-1 stock trading plans will be disclosed publicly through Form 4 filings with the SEC. The Form 4 filings will also be available through the Company’s website.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement, dated as of December 15, 2006, between Terex Corporation and Colin Robertson.

10.2	Summary of material terms of Terex Corporation Outside Directors’ Compensation Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
General Counsel and
Secretary